EXHIBIT 11

                       Statement Re:  Computation of Per Share Earnings

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

                                             Three Months Ended         Nine Months Ended
                                                 September                  September
                                              1997        1996           1997        1996
                                            _____________________    ______________________
Primary:
    Average shares outstanding:             1,767,064   1,764,288     1,765,651   1,764,288

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                            0       1,512         1,444       1,882
                                            _________   _________    __________  __________
             Total                          1,767,064   1,765,800     1,767,095   1,766,170
                                            =========   =========    ==========  ==========
Net income                                   $541,757    $322,300    $1,791,192  $1,374,810
                                            =========   =========    ==========  ==========
Net income per share                            $0.31       $0.18         $1.01       $0.78
                                            =========   =========    ==========  ==========




Fully Diluted:
    Average shares outstanding:             1,767,064   1,764,288     1,765,651   1,764,288

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market  price or period
    end market price, whichever is higher           0       1,542         1,444       1,928
                                            _________   _________    __________  __________
             Total                          1,767,064   1,765,830     1,767,095   1,766,216
                                            =========   =========    ==========  ==========
Net income                                   $541,757    $322,300    $1,791,192  $1,374,810
                                            =========   =========    ==========  ==========
Net income per share                            $0.31       $0.18         $1.01       $0.78
                                            =========   =========    ==========  ==========


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